   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1996
                                              REG. NOS. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                                                   COMPASS TRUST I
      COMPASS BANCSHARES, INC.                     COMPASS TRUST II
    (EXACT NAME OF REGISTRANT AS            (EXACT NAME OF REGISTRANTS AS
     SPECIFIED IN ITS CHARTER)                 SPECIFIED IN THEIR TRUST
                                                     AGREEMENTS)
              DELAWARE                                 DELAWARE
    (STATE OR OTHER JURISDICTION           (STATE OR OTHER JURISDICTION OF
  OFINCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION OF
                                                     REGISTRANTS)
             63-0593897                           TO BE APPLIED FOR
  (I.R.S. EMPLOYER IDENTIFICATION          (I.R.S. EMPLOYER IDENTIFICATION
                NO.)                                     NO.)


                                             C/O COMPASS BANCSHARES, INC.
        15 SOUTH 20TH STREET                     15 SOUTH 20TH STREET
     BIRMINGHAM, ALABAMA 35233                BIRMINGHAM, ALABAMA 35233
           (205) 933-3000                           (205) 933-3000
 (ADDRESS, INCLUDING ZIP CODE, AND        (ADDRESS, INCLUDING ZIP CODE, AND
  TELEPHONE NUMBER, INCLUDING AREA         TELEPHONE NUMBER, INCLUDING AREA
  CODE, OF REGISTRANT'S PRINCIPAL             CODE, OF EACH REGISTRANT'S
         EXECUTIVE OFFICES)                  PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                             JERRY W. POWELL, ESQ.
                            COMPASS BANCSHARES, INC.
                              15 SOUTH 20TH STREET
                              BIRMINGHAM, ALABAMA
                    TEL: (205) 933-3960 FAX: (205) 933-3043
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE OF EACH REGISTRANT)
                                WITH COPIES TO:
      GREGORY S. CURRAN, ESQ.                  MARK J. WELSHIMER, ESQ.
          BALCH & BINGHAM                        SULLIVAN & CROMWELL
      1901 SIXTH AVENUE NORTH                      125 BROAD STREET
     BIRMINGHAM, ALABAMA 35203                 NEW YORK, NEW YORK 10004
        TEL: (205) 251-8100                      TEL: (212) 558-4000
        FAX: (205) 226-8798                      FAX: (212) 558-3588
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                                    (table and footnotes continued on next page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                  PROPOSED        PROPOSED
                                  AMOUNT          MAXIMUM          MAXIMUM         AMOUNT OF
  TITLE OF EACH CLASS OF           TO BE       OFFERING PRICE     AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED     REGISTERED      PER UNIT(1)   OFFERING PRICE(1)       FEE
----------------------------------------------------------------------------------------------
Junior Subordinated
 Deferrable Interest
 Debentures of Compass
 Bancshares Inc.(2)....        $100,000,000        $1,000       $100,000,000          N/A
----------------------------------------------------------------------------------------------
Preferred Securities of
 Compass Trust I and
 Compass Trust II......        $100,000,000        $1,000       $100,000,000       $30,303.03
----------------------------------------------------------------------------------------------
Compass Bancshares, Inc.
 Guarantees with respect
 to Preferred
 Securities(3)(4)......             N/A             N/A              N/A              N/A
----------------------------------------------------------------------------------------------
Total..................       $100,000,000(5)       100%        $100,000,000(5)    $30,303.03
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by Compass Trust I and Compass Trust II with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for the Compass Bancshares, Inc. Guarantees.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Compass Bancshares, Inc., the rights of holders of Junior Subordinated Deferrable Interest Debentures of Compass Bancshares, Inc., under the Indenture, the rights of holders of Preferred Securities of Compass Trust I and Compass Trust II under each Trust Agreement, and the rights of holders of the Preferred Securities under the Guarantees and the Expense Agreements which, taken together fully, irrevocably and unconditionally guarantee the obligations of Compass Trust I and Compass Trust II under the Preferred Securities.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount represents the initial public offering price of the Compass Trust I and Compass Trust II Preferred Securities.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + +WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 30, 1996
          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER   , 1996
                          ,000,000 PREFERRED SECURITIES
                                COMPASS TRUST I
                         % PREFERRED SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                            COMPASS BANCSHARES, INC.

                                  -----------

  The     % Preferred Securities, Series A (the "Series A Preferred
Securities"), offered hereby represent beneficial interests in Compass Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Series A Issuer"). Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Series A Issuer

                                                        (Continued on next page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES.

                                  -----------

THESE SECURITIES ARE  NOT DEPOSITS OR OTHER  OBLIGATIONS OF A BANK  AND ARE NOT
 INSURED  BY  THE   FEDERAL  DEPOSIT   INSURANCE  CORPORATION   OR  ANY  OTHER
 GOVERNMENTAL AGENCY.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS SUPPLEMENT  OR
     THE  PROSPECTUS  TO  WHICH  IT  RELATES.  ANY  REPRESENTATION  TO  THE
      CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                                                   PROCEEDS TO
                                      INITIAL PUBLIC UNDERWRITING  THE SERIES A
                                      OFFERING PRICE COMMISSION(1) ISSUER(2)(3)
                                      -------------- ------------- ------------
Per Preferred Security...............      $                 (2)       $
Total................................     $                  (2)      $

-----
(1) The Series A Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will be invested in the Series A Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein
    of such proceeds $.    per Series A Preferred Securities (or $    in the
    aggregate) and to reimburse the Underwriters for $     of expenses. See
    "Underwriting."
(3) Expenses of the offering which are payable by the Corporation are estimated
    to be $   .

                                  -----------

  The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in
New York, New York, on or about      , 1997, against payment therefor in
immediately available funds.

                                  -----------

GOLDMAN, SACHS & CO.                                  CREDIT SUISSE FIRST BOSTON

             The date of this Prospectus Supplement is      , 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED THROUGH THE NASDAQ STOCK MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(cover page continued)

("Series A Common Securities" and, collectively with the Series A Preferred Securities, the "Series A Securities"). Wilmington Trust Company is the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing the Series A Securities and investing the proceeds thereof in $103,093,000 initial principal amount of % Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures"), to be issued by the Corporation. The Series A Subordinated
Debentures will mature on      , 20   (the "Stated Maturity"), which date may
be (i) shortened to a date not earlier than      , 2002 or (ii) extended to a
date not later than      , 2046, in each case if certain conditions are met.
The Corporation has committed to the Board of Governors of the Federal Reserve System (the "Federal Reserve") not to exercise its right to shorten the Stated Maturity of the Series A Subordinated Debentures without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. The Series A Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series A Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June,
September and December of each year, commencing      , 199 , at the annual
rate of % of the Liquidation Amount of $25 per Series A Preferred Securities ("Distributions"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of   % per
annum, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Subordinated Debentures are so deferred, Distributions on the Series A Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Series A Subordinated Debentures. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A Preferred Securities are entitled will accumulate) at the rate of % per annum, compounded quarterly from the relevant payment date for such interest, and holders of Series A Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series A Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."
  The Series A Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined in the accompanying Prospectus). Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including its subsidiary banks, upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures (and therefore the Series A Preferred Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "Description of Subordinated Debentures-- Subordination" in the accompanying Prospectus.

  The Corporation has, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Series A Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Series A Preferred Securities, but only in each case to the extent of funds held by the Series A Issuer, as described herein (the "Series A Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series A Subordinated Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer has insufficient funds to pay such Distributions. In such event, a holder of Series A Preferred Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the Series A Guarantee and the Series A Preferred Securities are subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Series A Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at maturity or their earlier redemption. The Series A Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after
     , 2002, in whole at any time or in part from time to time, or (ii) at any
time prior to      , 2002, in whole (but not in part), at any time within 90
days following the occurrence and continuation of a Tax Event or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to 100% of the principal amount of the Series A Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption. See "Certain Terms of Series A Preferred Securities--Redemption." The Corporation has committed to the Federal Reserve that the Corporation will not exercise its right to redeem the Series A Subordinated Debentures prior to the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  The Corporation will have the right at any time to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of Common Securities, the Corporation will not so terminate the Series A Issuer without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies. See "Certain Terms of Series A Preferred Securities--Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."

  In the event of the termination of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, the holders of the Series A Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  Application has been made to include the Series A Preferred Securities on the New York Stock Exchange under the symbol " ". If the Series A Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of the Series A Issuer, the Corporation will use its best efforts to include the Series A Subordinated Debentures on the New York Stock Exchange or such stock exchanges or other automated quotation systems, if any, on which the Series A Preferred Securities are then listed or traded.

  The Series A Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series A Issuer among the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee (the "Property Trustee") and as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series A Preferred Securities may receive Series A Subordinated Debentures in exchange therefor upon liquidation of the Series A Issuer, prospective purchasers of Series A Preferred Securities are also making an investment decision with regard to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series A Guarantee issued by the Corporation for the benefit of the holders of Series A Preferred Securities and under the Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including its subsidiary banks, upon any such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "The Corporation." None of the Indenture, the Series A Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees-- Status of the Guarantees" and "Description of Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

  The ability of the Series A Issuer to pay amounts due on the Series A Preferred Securities is solely dependent upon the Corporation making payments on the Series A Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES

  So long as no event of default under the Indenture has occurred or is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated

Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series A Preferred Securities by the Series A Issuer will also be deferred (and the amount of Distributions to which holders of the Series A Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of % per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Preferred Securities--Distributions" and "Certain Terms of Series A Subordinated Debentures--Option to Defer Interest Payments."

  Should an Extension Period occur, a holder of Series A Preferred Securities will be required to recognize income (in the form of original issue discount) in respect of its pro rata share of the Series A Subordinated Debentures held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of Series A Preferred Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sale or Redemption of Series A Preferred Securities."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. A holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Preferred Securities.

TAX EVENT OR CAPITAL TREATMENT EVENT--REDEMPTION

  Upon the occurrence and continuation of a Tax Event or a Capital Treatment
Event (whether occurring before or after        , 2002), the Corporation has
the right to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence and continuation of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of
the Series A Preferred Securities before, as well as after,        , 2002. The
Corporation has committed to the Federal Reserve that it will not exercise such right unless it has received prior approval of the Federal Reserve to do so, if such approval is then required under applicable Federal Reserve capital guidelines or policies.

  A "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, (ii) interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) the Series A Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Series A Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series A Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.
  See "Risk Factors--Possible Tax Law Changes Affecting the Series A Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to
cause a redemption of the Series A Preferred Securities prior to        ,
2002.

EXCHANGE OF SERIES A PREFERRED SECURITIES FOR SERIES A SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to terminate the Series A Issuer and after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in exchange therefor upon liquidation of the Series A Issuer. The Corporation has committed to the Federal Reserve not to exercise such right without having received prior approval of the Federal Reserve to do so, if such approval is then required under applicable Federal Reserve capital guidelines or policies. See "Certain Terms of Series A Preferred Securities--Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."

  Under current United States Federal income tax law and interpretations, a distribution of the Series A Subordinated Debentures upon liquidation of the Series A Issuer should not be a taxable event to holders of the Series A Preferred Securities. However, if a Tax Event were to occur which would cause the Series A Issuer to be subject to United States Federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, a distribution of the Series A Subordinated Debentures by the Series A Issuer could be a taxable event to the Series A Issuer and the holders of the Series A Preferred Securities. See "Certain Federal Income Tax Consequences-- Distribution of the Series A Subordinated Debentures to Holders of Series A Preferred Securities."

SHORTENING OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to shorten the maturity of
the Series A Subordinated Debentures to a date not earlier than        , 2002
and thereby cause the Series A Preferred Securities to be redeemed on such earlier date. The Corporation has committed to the Federal Reserve that the Corporation will not exercise such right without having received prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

EXTENSION OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

  The Corporation will also have the right to extend the maturity of the Series A Subordinated Debentures whether or not the Series A Issuer is liquidated and the Series A Subordinated Debentures are distributed to holders of the Series A Preferred Securities to a date no later than the 49th anniversary of the initial issuance of the Series A Preferred Securities, provided that the Corporation can extend the maturity only if at the time such election is made and at the time of such extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series A Subordinated Debentures, (iii) if the Series A Issuer has not been liquidated, the Series A Issuer is not in arrears on payments of Distributions on the Series A Preferred Securities and no deferred Distributions are accumulated,
(iv) the Series A Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services ("Standard & Poor's") or Baa3 by Moody's Investors Service, Inc. ("Moody's") or the equivalent by any other nationally recognized statistical rating organization and (v) after such extension, the Series A Subordinated Debentures shall not have a remaining term to maturity of more than 30 years. To the extent that the Stated Maturity of the Series A Subordinated Debentures is extended at such time as the Series A Preferred Securities are outstanding, the Series A Preferred Securities would remain outstanding until such extended date or until redeemed at an earlier date.

MARKET PRICES

  There can be no assurance as to the market prices for Series A Preferred Securities or Series A Subordinated Debentures that may be distributed in exchange for Series A Preferred Securities upon liquidation of the Series A Issuer. Accordingly, the Series A Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Subordinated Debentures that a holder of Series A Preferred Securities may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Preferred Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Series A Preferred Securities (which represent preferred beneficial interests in the Series A Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. In addition, because the Corporation has the right (i) to shorten the Stated Maturity of the Series A Subordinated Debentures (subject to its commitment to the Federal Reserve not to do so without the Federal Reserve's prior approval if such approval is then required under applicable Federal Reserve capital guidelines or policies) or (ii) to extend the maturity of the Series A Subordinated Debentures (subject to the conditions described above), there can be no assurance that the Corporation will not exercise its option to change the maturity of the Series A Subordinated Debentures as permitted by the terms thereof and of the Indenture. If the Corporation does exercise such option, there can be no assurance that the shortening or extending of the maturity of the Series A Subordinated Debentures will not have an effect on the market price of the Series A Preferred Securities. See "Certain Terms of the Series A Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES A GUARANTEE; DIRECT ACTION

  The Series A Guarantee guarantees to the holders of the Series A Preferred Securities the following payments, to the extent not paid by the Series A
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Preferred Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Series A Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Preferred Securities. The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities. Wilmington Trust Company will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee and Delaware Trustee under the Trust Agreement.

  The holders of not less than a majority in aggregate liquidation amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred Securities or otherwise, and, in such event, holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series A Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Series A Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series A Securities in the Direct Action. Except as described herein, holders of Series A Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities" and "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A Preferred Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series A Preferred Securities generally will have limited voting rights relating only to the modification of the Series A Preferred Securities and the exercise of the Series A Issuer's rights as holder of Series A Subordinated Debentures and the Series A Guarantee. Holders of Series A Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Series A Preferred Securities to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than as an association taxable as a corporation unless such action materially adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A PREFERRED SECURITIES

  Application has been made to include the Series A Preferred Securities on the New York Stock Exchange. If the Series A Preferred Securities are not listed on a national securities exchange or the NASDAQ Stock Market and the underwriters do not make a market for the securities, the liquidity of the Series A Preferred Securities could be adversely affected.

  The Series A Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. A holder of Series A Preferred Securities that disposes of its Series A Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Series A Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series A Preferred Securities disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Series A Preferred Securities."

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES A PREFERRED SECURITIES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If the proposed provision were to have applied to the Series A Subordinated Debentures, the Corporation would have been unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the
Series A Preferred Securities before         , 2002. See "Certain Terms of
Series A Subordinated Debentures--Redemption" in this Prospectus Supplement and "Description of Preferred Securities--Redemption or Exchange--Tax Event Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

                                COMPASS TRUST I

  Compass Trust I is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 30, 1996. The Series A Issuer's business and affairs are conducted by the Issuer Trustees: Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series A Issuer exists for the exclusive purposes of (i) issuing and selling the Series A Securities, (ii) using the proceeds from the sale of Series A Securities to acquire Series A Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series A Preferred Securities). Accordingly, the Series A Subordinated Debentures will be the sole assets of the Series A Issuer, and payments under the Series A Subordinated Debentures will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by the Corporation. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Corporation, as holder of the Series A Common Securities, to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series A Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series A Issuer is 15 South 20th Street, Birmingham, Alabama 35233, Attention: Secretary, and its telephone number is (205) 933-3000. See "The Issuers" in the accompanying Prospectus.

  It is anticipated that the Series A Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                THE CORPORATION

  The Corporation is a bank holding company with its principal place of business in Birmingham, Alabama. The Corporation was organized in 1970 and commenced business in late 1971 upon the acquisition of Central Bank & Trust Co. and State National Bank. The Corporation subsequently acquired substantially all of the outstanding stock of additional banks located in Alabama, 11 of which were merged in late 1981 to create Central Bank of the South, Alabama's first statewide bank. In February, 1987, the Corporation acquired First National Bank of Crosby near Houston, Texas, and became the first out-of-state holding company to acquire a bank in Texas. The Corporation first expanded into Florida in July, 1991, when it acquired Citizens & Builders Federal Savings, F.S.B., in Pensacola, Florida. In November, 1993, the Corporation changed its name from Central Bancshares of the South, Inc. to Compass Bancshares, Inc. and Central Bank of the South, the Company's lead bank subsidiary, changed its name to Compass Bank ("Compass Bank").

  In addition to Compass Bank, the Corporation also owns Compass Bank, a Florida state member bank headquartered in Jacksonville, Florida, Central Bank of the South, an Alabama banking corporation headquartered in Anniston, Alabama, and Compass Banks of Texas, Inc., a Delaware bank holding company ("Compass of Texas"), which owns Compass Bank, a Texas state bank headquartered in Houston, Texas. Compass of Texas also owns River Oaks Trust Company with offices in Houston and Dallas, Texas.

  The principal role of the Corporation is to supervise and coordinate the activities of its subsidiaries and to provide them with capital and services of various kinds. The Corporation derives substantially all of its income from dividends from its subsidiaries. Such dividends are determined on an individual basis, generally in relation to each subsidiary's earnings and capital position.

  On September 30, 1996, the Corporation and its subsidiaries had consolidated assets of approximately $11.6 billion, consolidated deposits of approximately $9.1 billion, and total shareholders' equity of approximately $777 million. Of the Corporation's approximately $11.6 billion of consolidated assets, approximately $5.8 billion are held in Alabama, approximately $4.8 billion are held in Texas, and approximately $1.0 billion are held in Florida.

  The Corporation has its principal executive offices at 15 South 20th Street, Birmingham, Alabama 35233, telephone number (205) 933-3000.

       SELECTED CONSOLIDATED FINANCIAL DATA OF COMPASS BANCSHARES, INC.

  The following table presents summary consolidated financial data which has been derived from, and should be read in conjunction with, the consolidated financial statements, notes thereto and other information of the Corporation included in the documents incorporated herein by reference. This summary is qualified in its entirety by the detailed information included in such documents. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The data presented for the nine-month periods ended September 30, 1996 and September 30, 1995 are not necessarily indicative of the data for the entire year and have been derived from unaudited consolidated financial statements of the Corporation. These financial statements include, in the opinion of management, all adjustments of a normal recurring nature and disclosures which are necessary to present fairly the data for such interim periods. The comparability of the data presented is affected by certain acquisitions that the Corporation has completed in the time periods presented.

                               NINE MONTHS
                                  ENDED
                              SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                          ----------------------  ----------------------------------------------------------
                             1996        1995        1995        1994        1993        1992        1991
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                      (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
FOR THE PERIOD
 Interest income........  $  604,468  $  557,787  $  754,910  $  608,783  $  554,601  $  572,318  $  579,599
 Interest expense.......     308,411     282,973     385,956     255,575     206,876     237,733     307,665
 Net interest income....     296,057     274,814     368,954     353,208     347,725     334,585     271,934
 Provision for loan
  losses................      12,935       8,478      11,008       3,816      36,089      53,326      39,385
 Noninterest income.....     115,225      93,478     127,750      93,151     110,896     102,587      93,437
 Noninterest expense....     250,615     228,576     308,228     283,040     277,206     263,582     230,131
 Income before income
  taxes.................     147,732     131,238     177,468     159,503     145,326     120,264      95,855
 Net income.............      94,480      84,677     114,224     105,439      96,920      80,938      66,130
 Net income applicable
  to Common Shares......      94,480      84,677     114,224     105,439      95,389      78,849      64,539
PER COMMON SHARE
 Net income.............  $     2.35  $     2.09  $     2.82  $     2.62  $     2.37  $     1.97  $     1.68
 Cash dividends.........        0.96        0.84        1.12        0.92        0.76       0.667       0.587
 Book value at end of
  period................       19.18       17.42       18.29       15.91       14.63       12.88       11.37
 Weighted average Common
  Shares................      40,195      40,474      40,513      40,320      40,310      39,984      38,373
AT PERIOD END
 Loans..................  $7,274,900  $6,465,827  $6,461,537  $6,007,821  $5,413,283  $4,852,116  $4,148,371
 Earning assets.........  10,670,201   9,621,402   9,705,405   8,838,869   7,260,029   6,888,254   6,478,995
 Total assets...........  11,605,379  10,391,108  10,678,369   9,639,541   7,808,063   7,484,662   7,122,202
 Deposits...............   9,119,124   7,765,969   8,090,818   7,511,470   6,047,131   5,776,902   5,425,146
 Long-term debt.........     602,373     665,352     590,044     494,327     329,718     208,570      22,038
 Common shareholders'
  equity................     776,810     702,059     737,463     637,877     585,868     515,107     445,962
 Total shareholders' eq-
  uity..................     776,810     702,059     737,463     637,877     585,868     538,217     469,072
PERFORMANCE RATIOS
 Return on average total
  assets (1)............        1.18%       1.16%       1.16%       1.24%       1.28%       1.13%       1.02%
 Return on average com-
  mon
  equity (1)............       17.08       16.92       16.79       17.33       17.20       16.24       15.78
 Return on average total
  equity (1)............       17.08       16.92       16.79       17.33       16.96       15.91       15.50
 Net interest margin (1)
  (TE)..................        4.01        4.11        4.01        4.54        5.09        5.20        4.73
CAPITAL RATIOS AT PERIOD
 END
 Equity to assets.......        6.69%       6.76%       6.91%       6.62%       7.50%       7.19%       6.59%
 Tangible equity to tan-
  gible assets..........        6.05        6.49        6.55        6.37        6.98        6.55        6.01
 Tier I risk-adjusted
  capital (2)...........        8.61        9.70       10.10        9.75       10.55        9.85        9.70
 Total risk-adjusted
  capital (3)...........       11.43       12.83       13.17       13.06       13.26       11.59       11.50
 Leverage (4)...........        6.21        6.69        6.74        6.62        7.32        6.86        6.43

                              NINE MONTHS
                                 ENDED
                             SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                         ----------------------  -------------------------------------------------------
                            1996        1995        1995       1994        1993       1992       1991
                         ----------  ----------  ----------  ---------  ----------  ---------  ---------
                                   (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
ASSET QUALITY DATA
 Nonperforming loans.... $   24,932  $   14,033  $   13,608  $  13,725  $   19,843  $  29,675  $  38,384
 Nonperforming assets...     30,946      23,841      23,158     21,196      41,815     69,030     83,251
 Allowance for loan
  losses................    118,273     111,132     111,235    110,958     114,233     87,463     59,608
 Net loan chargeoffs....     12,870       8,304      10,731      8,339      10,924     25,641     32,960
 Nonperforming loans to
  period-end loans......       0.34%       0.22%       0.21%      0.23%       0.37%      0.61%      0.93%
 Nonperforming assets to
  period-end loans plus
  OREO and other
  nonperforming asset...       0.43%       0.37%       0.35%      0.35%       0.77%      1.41%      1.99%
 Allowance for loan
  losses to
  nonperforming loans...     474.38%     791.93%     817.42%    808.44%     575.68%    294.74%    155.29%
 Allowance for loan
  losses to
  period-end loans......       1.63%       1.72%       1.69%      1.85%       2.11%      1.80%      1.44%
 Net loan chargeoffs to
  average
  loans (1).............       0.25%       0.18%       0.17%      0.15%       0.22%      0.58%      0.85%
RATIO OF EARNINGS TO
 FIXED CHARGES
 Excluding deposit in-
  terest................       3.22x       2.81x       2.78x      3.68x       4.50x      3.64x      2.56x
 Including deposit in-
  terest................       1.47x       1.46x       1.45x      1.61x       1.69x      1.50x      1.31x
RATIO OF EARNINGS TO
 FIXED CHARGES AND
 PREFERRED STOCK
 DIVIDENDS(5)
    Excluding deposit
 interest...............       3.22x       2.81x       2.78x      3.68x       4.25x      3.40x      2.46x
    Including deposit
 interest...............       1.47x       1.46x       1.45x      1.61x       1.67x      1.48x      1.30x

--------
(1) Annualized
(2) The Corporation's Tier I risk-adjusted capital consists of common shareholders' equity (excluding net unrealized gains or losses on securities, except for net unrealized losses on marketable equity securities) and a limited amount of qualifying perpetual preferred stock, less certain intangibles.
(3) The Corporation's total risk-adjusted capital consists of Tier I capital and subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance. At least half of a bank holding company's total capital is to be comprised of Tier I capital.
(4) The leverage ratio is defined as the ratio of Tier I capital to average quarterly assets, less certain intangibles. Federal Reserve guidelines require a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will be required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.
(5) Earnings represent consolidated income before income taxes and extraordinary item plus fixed charges. Fixed charges include consolidated interest expense (excluding or including interest on deposits, as the case may be) and the proportion deemed representative of the interest factor of rental expense, net of income from subleases.

TE = Taxable Equivalent

                                USE OF PROCEEDS

  All of the proceeds from the sale of Series A Preferred Securities will be invested by the Series A Issuer in Series A Subordinated Debentures. The Corporation intends that the proceeds from the sale of such Series A Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes.

  The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series A Preferred Securities which qualify as a minority interest could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Series A Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 capital alternatives currently available to it.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Series A Preferred Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                         SEPTEMBER 30, 1996
                                                        ----------------------
                                                                        AS
                                                          ACTUAL     ADJUSTED
                                                        ----------  ----------
                                                           (IN THOUSANDS)
Total Long-term debt................................... $  602,373  $  602,373
                                                        ----------  ----------
Guaranteed Preferred Beneficial Interests in Corpora-
 tion's Junior
 Subordinated Deferrable Interest Debentures(a) .......        --      100,000
Shareholders' equity:
 Common stock of $2 par value:
  Authorized--100,000,000 shares;
   Issued--40,509,654 shares in 1996 and 40,325,281
   shares in 1995......................................     81,019      81,019
  Surplus..............................................     57,768      57,768
  Loans to finance stock purchases.....................     (5,006)     (5,006)
  Unearned restricted stock............................     (1,145)     (1,145)
  Net unrealized holding gain (loss) on available-for-
   sale securities.....................................     (8,117)     (8,117)
  Retained earnings....................................    652,291     652,291
                                                        ----------  ----------
    Total shareholders' equity.........................    776,810     776,810
                                                        ----------  ----------
      Total capitalization............................. $1,379,183  $1,479,183
                                                        ==========  ==========

  (a) As described herein, the sole assets of the Series A Issuer will be
$103,093,000 of   % Series A Subordinated Debentures, issued by the
Corporation to the Series A Issuer. The Series A Subordinated Debentures will
mature on      , 2027 which date may be shortened to a date not earlier than
     , 2002 or extended to a date not later than      , 2047 if certain
conditions are met. The Corporation owns all of the Series A Common Securities
of the Series A Issuer, which accrue distributions at the rate of   % per
annum.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Corporation. The Series A Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Series A Preferred Securities, the Series A Guarantee and the Series A Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series A Preferred Securities as an expense in the consolidated statements of income.

  The Corporation has agreed that future financial reports of the Corporation will: (i) present the Preferred Securities issued by other Issuer Trusts on the Corporation's balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held), and (c) the obligations of the Corporation under the Junior Subordinated Debentures, the relevant Indenture, Trust Agreement, Guarantee and Expense Agreement, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the preferred securities issued by such trust.

                CERTAIN TERMS OF SERIES A PREFERRED SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series A Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series A Preferred Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement to which reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series A Preferred Securities represent beneficial interests in the Series A Issuer, and Distributions on the Series A Preferred Securities will be payable at the annual rate of % of the stated Liquidation Amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Series A Preferred Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series A Preferred
Securities will be      , 1997. The amount of Distributions payable for any
period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The Paying Agent for the Preferred Securities shall be Wilmington Trust Company. See "Description of Preferred Securities-- Distributions" in the accompanying Prospectus.

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, quarterly Distributions on the Series A Preferred Securities will also be deferred by the Series A Issuer during any such Extension Period. Distributions to which holders of the Series A Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of % thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of   % per
annum, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series A Preferred Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series A Subordinated Debentures, see "Certain Terms of Series A Subordinated Debentures--General" and "-- Redemption."

LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to liquidate the Series A Issuer and cause Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in exchange therefor upon liquidation of the Series A Issuer. The Corporation has committed to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of Series A Common Securities, the Corporation will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

  Under current United States Federal income tax law, a distribution of Series A Subordinated Debentures in exchange for Series A Preferred Securities should not be a taxable event to holders of the Series A Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution of the Series A Subordinated Debentures could be a taxable event to holders of the Series A Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Series A Subordinated Debentures to Holders of Series A Preferred Securities." If the Corporation elects neither to redeem the Series A Subordinated Debentures prior to maturity nor to liquidate the Series A Issuer and distribute the Series A Subordinated Debentures to holders of the Series A Preferred Securities in exchange therefor, the Series A Preferred Securities will remain outstanding until the Stated Maturity of the Series A Subordinated Debentures.

  If the Corporation elects to liquidate the Series A Issuer and thereby causes the Series A Subordinated Debentures to be distributed to holders of the Series A Preferred Securities in exchange therefor upon liquidation of the Series A Issuer, the Corporation shall continue to have the right to shorten or extend the maturity of the Series A Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Series A Subordinated Debentures--General."

LIQUIDATION VALUE

  The amount payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $25 per Series A Preferred Securities plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES A PREFERRED SECURITIES

  The Series A Preferred Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC (as defined in the accompanying Prospectus). Except as described below and in the accompanying Prospectus, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series A Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series A Issuer that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depository, (ii) the Series A Issuer in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Preferred Securities are issued in definitive form, such Series A Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Preferred Securities represented by a global security will be made to DTC, as the depositary for the Series A Preferred Securities. In the event Series A Preferred Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series A Preferred Securities will be registrable, and Series A Preferred Securities will be exchangeable for Series A Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in [New York, New York], or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution payment is scheduled to be made. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series A Subordinated Debentures supplements the description of the terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series A Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Series A Preferred Securities, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Corporation. The Series A Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"),
commencing      , 199 , to the person in whose name each Series A Subordinated
Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, the Series A Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of % thereof, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series A Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series A
Subordinated Debentures will mature on      , 2027 (such date, as it may be
shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Corporation to any date not earlier
than      , 2002, subject to the Corporation's commitment to the Federal
Reserve not to do so without its prior approval if such approval is then required under applicable Federal Reserve capital guidelines or policies. Such date may also be extended at any time at the election of the Corporation for
one or more periods, but in no event to a date later than      , 2046,
provided that at the time such election is made and at the time of extension
(i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series A Subordinated Debentures, (iii) if the Series A Issuer has not been liquidated, the Series A Issuer is not in arrears on payments of Distributions on the Series A Preferred Securities and no deferred Distributions are accumulated, (iv) the Series A Subordinated Debentures are rated not less than BBB- by Standard & Poor's or Baa3 by Moody's or the equivalent by any other nationally recognized statistical rating organization and (v) after such extension the Series A Subordinated Debentures shall not have a remaining term to maturity of more than 30 years. In the event the Corporation elects to shorten or extend the Stated Maturity of the Series A Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening or extension to the holders of the Series A Subordinated Debentures no more than 30 and no less than 60 days prior to the effectiveness thereof.

  The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series A Subordinated Debentures to defer payment of interest on the Series A Subordinated Debentures for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Subordinated Debentures (together with interest on such unpaid interest at the annual rate of %, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A Subordinated Debentures (or holders of Series A Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures (other than
(a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the rate of   % per
annum compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of
(i) the date interest on the Series A Subordinated Debentures would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange or other applicable stock exchange or automated quotation system on which the Series A Preferred Securities are then listed or quoted or to holders of Series A Subordinated Debentures of the record date or (iii) the date such interest is payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series A Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series A Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

  The Series A Subordinated Debentures are redeemable prior to maturity at the
option of the Corporation (i) on or after      , 2002, in whole at any time or
in part from time to time, or (ii) at any time in whole (but not in part) prior
to December   , 2002 and within 90 days following the occurrence and
continuation of a Tax Event or Capital Treatment Event, in either case at a redemption price equal to the accrued and unpaid interest on the Series A Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series A Preferred Securities-- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders", under certain circumstances involving the termination of the Series A Issuer, Series A Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in exchange therefor upon liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A Preferred Securities, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Preferred Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Preferred Securities. If Series A Subordinated Debentures are distributed to the holders of Series A Preferred Securities in exchange therefor upon liquidation of the Series A Issuer, the Corporation will use its best efforts to include the Series A Subordinated Debentures on the New York Stock Exchange or such stock exchanges or other automated quotation system, if any, on which the Series A Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A Preferred Securities.

REGISTRATION OF SERIES A SUBORDINATED DEBENTURES

  The Series A Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying Prospectus, Series A Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series A Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Subordinated Debentures are issued in definitive form, such Series A Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series A Subordinated Debentures. In the event Series A Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Subordinated Debentures will be registrable, and Series A Subordinated Debentures will be exchangeable for Series A Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                      CERTAIN TERMS OF SERIES A GUARANTEE

  The Series A Guarantee guarantees to the holders of the Series A Preferred Securities the following payments, to the extent not paid by the Series A
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series A Preferred Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Preferred Securities after payment of creditors of the Series A Issuer as required by applicable law. The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities. Wilmington Trust Company will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee and Delaware Trustee.

  The holders of not less than a majority in aggregate Liquidation Amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect to the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Preferred Securities may institute a legal proceeding directly against the

Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred Securities or otherwise, and, in such event, holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A Preferred Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Preferred Securities of such holder. In connection with such Direct Action, the Corporation will have a right to set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series A Securities in the Direct Action. Except as described herein, holders of Series A Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A Preferred Securities by acceptance thereof agrees to the provisions of the Series A Guarantee, the Expense Agreement and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A Preferred Securities. This summary only addresses the tax consequences to a person that acquires Series A Preferred Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or
(iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A Preferred Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A Preferred Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series A Preferred Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Balch & Bingham, counsel to the Corporation and the Series A Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A Preferred Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series A Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series A Preferred Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A Preferred Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES A ISSUER

  Under current law and assuming compliance with the terms of the Trust Agreement, the Series A Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series A Preferred Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series A Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Series A Preferred Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote" because of the terms of the relevant debt instrument will be ignored in determining whether such debt instrument is issued with original issue discount ("OID"). As a result of terms and conditions of the Series A Subordinated Debentures that prohibit certain payments with respect to the Corporation's capital stock and indebtedness if the Corporation elects to extend interest payment periods, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Series A Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Series A Subordinated Debentures.

  Under the Regulations, if the Corporation exercises its option to defer any payment of interest, the Series A Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Series A Subordinated Debentures would thereafter be treated as OID as long as the Series A Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series A Subordinated Debentures would be accounted for as OID on an economic-accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Series A Preferred Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A Preferred Securities.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A PREFERRED SECURITIES

  Under current law, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described under the caption "Certain Terms of Series A Preferred Securities--Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate-tax basis equal to the holding period and aggregate-tax basis such Securityholder had in its Series A Preferred Securities before such distribution. If, however, the liquidation of the Series A Issuer were to occur because the Series A Issuer is subject to United States Federal income tax with respect to income accrued or received on the Series A Subordinated Debentures, the distribution of Series A Subordinated Debentures to Securityholders by the Series A Issuer would be a taxable event to the Series A Issuer and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series A Preferred Securities for the Series A Subordinated Debentures it received upon the liquidation of the Series A Issuer. A Securityholder will include interest in income in respect of Series A Subordinated Debentures received from the Series A Issuer in the manner described above under "--Interest Income and Original Issue Discount."

SALE OR REDEMPTION OF SERIES A PREFERRED SECURITIES

  A Securityholder that sells (including a redemption for cash) Series A Preferred Securities will recognize gain or loss equal to the difference between its adjusted-tax basis in the Series A Preferred Securities and the amount realized on the sale of such Series A Preferred Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Series A Subordinated Debentures and the Series A Subordinated Debentures are not considered issued with OID, a Securityholder's adjusted tax basis in the Series A Preferred Securities generally will be its initial purchase price. If the Series A Subordinated Debentures are deemed to be issued with OID, as a result of the Corporation's deferral of interest payments, a Securityholder's adjusted tax basis in the Series A Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by Distributions or other payments received on the Series A Preferred Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the Series A Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Series A Preferred Securities have been held for more than one year.

  Should the Corporation exercise its option to defer any payment of interest on the Series A Subordinated Debentures, the Series A Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Series A Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series A Subordinated Debentures to the date of disposition and to add such amount to its adjusted-tax basis in its Series A Preferred Securities. To the extent the selling price is less than the Securityholder's adjusted-tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid and OID accrued on the Series A Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to nonexempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

  It is anticipated that income on the Series A Preferred Securities will be reported to holders on Form 1099 and mailed to holders of the Series A Preferred Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill, the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If the proposed provision were to have applied to the Series A Subordinated Debentures, the Corporation would have been unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series A Preferred Securities, as described more fully under "Description of Preferred Securities--Redemption or Exchange."

                                  UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Corporation and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters for whom Goldman, Sachs & Co. and Credit Suisse First Boston are acting as representatives, has severally agreed to purchase from the Series A Issuer, the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                     NUMBER OF
                                                                      SERIES A
                                                                      CAPITAL
                  UNDERWRITER                                        SECURITIES
                  -----------                                        ----------
      Goldman, Sachs & Co. .........................................
      Credit Suisse First Boston Corporation........................
                                                                        ----
        Total.......................................................
                                                                        ====

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Series A Preferred Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities
dealers at such price less a concession of $   per Series A Preferred Security.
The Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per Series A Preferred Security to certain brokers and dealers.
After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be used to purchase the Series A Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the
investment therein of such proceeds an amount of $   per Series A Preferred
Security for the accounts of the several Underwriters. The Corporation has also
agreed to reimburse the Underwriters for $    of expenses.

  The Corporation and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Series A Preferred Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Series A Preferred Securities, any other beneficial interests in the assets of any Issuer, or any preferred securities or any other securities of any Issuer or the Corporation which are substantially similar to the Series A Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either any Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Series A Preferred Securities offered in connection with this offering.

  The Series A Preferred Securities are a new issue of securities with no established trading market. The Underwriters have advised the Corporation that they intend to make a market in the Series A Preferred Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Securities.

  The Corporation and the Series A Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the enforceability of the Trust Agreement and the formation of the Series A Issuer will be passed upon by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Series A Issuer. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Corporation by Balch & Bingham, 1901 Sixth Avenue North, Birmingham, Alabama 35203, and for the Underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Balch & Bingham.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
                 SUBJECT TO COMPLETION, DATED DECEMBER 30, 1996

                                  $100,000,000
                            COMPASS BANCSHARES, INC.
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                                COMPASS TRUST I
                                COMPASS TRUST II

PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN,
                                       BY

                            COMPASS BANCSHARES, INC.

  Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments".

  Compass Trust I and Compass Trust II, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in such Issuer. The Corporation will be the owner of the common securities representing common ownership interests in such Issuer (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in an accompanying Prospectus Supplement.

                                                        (continued on next page)

                                  -----------

  THESE SECURITIES ARE  NOT DEPOSITS OR  OTHER OBLIGATIONS OF A  BANK AND ARE
    NOT INSURED BY  THE FEDERAL DEPOSIT INSURANCE CORPORATION  OR ANY OTHER
      GOVERNMENTAL AGENCY.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                   The date of this Prospectus is     , 1996.

(cover page continued)

Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and of any contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the related Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities--Liquidation Distribution Upon Termination".

  If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Related Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement). See "Description of Preferred Securities--Distributions".

  Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements and the Guarantees--Full and Unconditional Guarantee". The payment of Distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $100,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or

(cover page continued)

purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities of an Issuer. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995; and

    2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to Compass Bancshares, Inc., 15 South 20th Street, Birmingham, Alabama 35233, Attention Michael A. Bean, Controller, telephone number (205) 558-5740.

                                THE CORPORATION

  The Corporation is a bank holding company with its principal place of business in Birmingham, Alabama. The Corporation was organized in 1970 and commenced business in late 1971 upon the acquisition of Central Bank & Trust Co. and State National Bank. The Corporation subsequently acquired substantially all of the outstanding stock of additional banks located in Alabama, 11 of which were merged in late 1981 to create Central Bank of the South, Alabama's first statewide bank. In February, 1987, the Corporation acquired First National Bank of Crosby near Houston, Texas, and became the first out-of-state holding company to acquire a bank in Texas. The Corporation first expanded into Florida in July, 1991, when it acquired Citizens & Builders Federal Savings, F.S.B., in Pensacola, Florida. In November, 1993, the Company changed its name from Central Bancshares of the South, Inc. to Compass Bancshares, Inc. and Central Bank of the South, the Corporation's lead bank subsidiary, changed its name to Compass Bank ("Compass Bank").

  In addition to Compass Bank, the Corporation also owns Compass Bank, a Florida state member bank headquartered in Jacksonville, Florida ("Compass Bank-Florida"), Central Bank of the South, an Alabama banking corporation headquartered in Anniston, Alabama, and Compass Banks of Texas, Inc., a Delaware bank holding company ("Compass of Texas"), which owns Compass Bank, a Texas state bank headquartered in Houston, Texas. The bank subsidiaries of the Corporation and Compass of Texas are referred to collectively herein as the "Subsidiary Banks". Compass of Texas also owns River Oaks Trust Company with offices in Houston and Dallas, Texas.

  The principal role of the Corporation is to supervise and coordinate the activities of its subsidiaries and to provide them with capital and services of various kinds. The Corporation derives substantially all of its income from dividends from its subsidiaries. Such dividends are determined on an individual basis, generally in relation to each subsidiary's earnings and capital position.

  The Corporation has its principal executive offices at 15 South 20th Street, Birmingham, Alabama 35233, telephone number (205) 933-3000.

SUBSIDIARY BANKS

  Compass Bank conducts a general commercial banking and trust business at 88 locations in 47 communities in Alabama. Compass Bank-Houston conducts a general commercial banking business from 42 locations in Houston, Texas, 24 banking offices in the Dallas-Ft. Worth area, 16 banking offices in San Antonio, Texas and 6 banking offices in Central and East Texas. River Oaks Trust Company offers a full range of trust services to customers in Texas through its offices in Houston and Dallas. Compass Bank, Jacksonville, Florida conducts a general commercial banking business from 33 locations in Florida. Central Bank of the South primarily provides cash management depository services to commercial customers of the Subsidiary Banks.

  The Subsidiary Banks perform banking services customary for full service banks of similar size and character for their customers in Alabama and Northeastern and Northwestern Florida and the three largest metropolitan markets in Texas. Such services include receiving demand and time deposit accounts, making personal and commercial loans and furnishing personal and commercial checking accounts. The Trust Division of Compass Bank and River Oaks Trust Company offer customers in Alabama, Texas, North Carolina, Georgia and Florida a variety of fiduciary services, including the administration and investment of funds of estates, trusts and employee benefit plans. Other trust services include custodial and portfolio management services, and acting as fiscal and paying agent and trustee under corporate and government trust indentures. Through Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank, the Subsidiary Banks make available to their customers and others, as agent for a variety of insurance companies, term life insurance, fixed-rate annuities and other insurance products.

  The Subsidiary Banks provide correspondent services including loan participations, investment services, and audit services to approximately 1,000 financial institutions located throughout the Southeast and Southwest. Through the Correspondent and Investment Services Division of Compass Bank, the Subsidiary Banks distribute or make available a variety of investment services and products to institutional and individual investors including sales of municipal bonds, U.S. Government securities and asset/liability services. Through Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank, the Subsidiary Banks also provide discount brokerage services, mutual funds, and variable annuities to individuals and businesses. Through Compass Bank's wholly-owned subsidiary, Compass Financial Corporation, the Subsidiary Banks provide lease financing services to individuals and businesses.

NONBANKING SUBSIDIARIES

  Through wholly-owned subsidiaries, the Corporation is engaged in providing credit-related insurance products to customers of the Subsidiary Banks and owning real estate for bank premises. Revenues from operation of these subsidiaries do not presently constitute a significant portion of the Company's total operating revenues. The Corporation may subsequently engage in other activities permissible for registered bank holding companies when suitable opportunities develop. Any proposal for such further activities is subject to approval by appropriate regulatory authorities. (See "Supervision and Regulation".)

ACQUISITIONS

  The Corporation may seek to acquire other banks and banking offices when suitable opportunities develop. Discussions are held from time to time with institutions primarily in Texas and Florida about their possible affiliation with the Corporation. It is impossible to predict accurately whether any discussions will lead to agreement. Any bid or proposal for the acquisition of additional banks is subject to approval by appropriate regulatory authorities. (See "Supervision and Regulation".)

  Since the Corporation first expanded to Texas in 1987 and to Florida in 1991, the Corporation has acquired approximately 35 financial institutions and numerous branch offices in Texas and Florida. Acquisitions have been made on a competitive bid basis from the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation ("RTC") and as the result of negotiations with boards of directors and shareholders of the institutions. A list of the acquisitions completed during the past three years with their asset size (dollars in thousands) and closing dates follows:

                                               ASSETS  METHOD OF
ACQUISITION                            DATE   ACQUIRED ACCOUNTING
-----------                          -------- -------- ----------
1st Performance National Bank         1-27-94 $278,000  Purchase
Jacksonville, Florida
Security Bank, N.A.                    5-1-94 $ 76,000   Pooling
Houston, Texas
Anchor Federal Savings Bank           5-12-94 $ 31,000  Purchase
Branches in Callahan, Jacksonville,
St. Augustine, Florida
First Heights Bank, F.S.B.            10-1-94 $885,000  Purchase
Houston, Texas
Southwest Bankers, Inc.                3-7-95 $142,000   Pooling
San Antonio, Texas
Flower Mound Bancshares, Inc.          2-1-96 $ 46,000   Pooling
Flower Mound, Texas
Equitable BankShares, Inc.            4-11-96 $184,000   Pooling
Dallas, Texas
Post Oak Bank                         4-22-96 $323,000  Purchase
Houston, Texas
Peoples Bancshares, Inc.              5-21-96 $136,000  Purchase
Belton, Texas
Royall Financial Corporation          7-16-96 $109,000   Pooling
Palestine, Texas
CFB Bancorp, Inc.                     8-23-96 $302,000  Purchase
Jacksonville, Florida
Coastal Banc, ssb                      9-6-96 $ 57,000  Purchase
Branch in San Antonio, Texas
Texas American Bank                   9-27-96 $ 65,000   Pooling
San Antonio, Texas
ProBank                              10-24-96 $ 61,000  Purchase
Houston, Texas

PENDING ACQUISITIONS

  On August 5, 1996, the Corporation signed a definitive agreement to acquire Enterprise National Bank of Jacksonville ("Enterprise") in Jacksonville, Florida, which, at September 30, 1996, had $162 million of assets and equity of $14 million. On October 2, 1996, the Corporation signed a definitive agreement to acquire Greater Brazos Valley Bancorp, Inc. ("Greater Brazos"), and its subsidiary, Commerce National Bank, in College Station, Texas. At September 30, 1996, Greater Brazos had consolidated assets of $61 million and equity of $3 million. On December 4, 1996, the Corporation signed a definitive agreement to acquire Horizon Bancorp, Inc. ("Horizon"), and its subsidiary, Horizon Bank & Trust, in Austin, Texas. At September 30, 1996, Horizon had consolidated assets of $143 million and equity of $12 million. The Corporation anticipates that these acquisitions will be consummated in the first quarter of 1997 and will be accounted for under the pooling-of-interests method of accounting.

                          SUPERVISION AND REGULATION

THE CORPORATION

  The Corporation and Compass of Texas are multi-bank holding companies within the meaning of the Bank Holding Company Act ("BHC Act") and are registered as such with the Federal Reserve. As bank holding companies, the Corporation and Compass of Texas are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Federal Reserve may also make examinations of the Corporation and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

  The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") facilitates branching and the establishment of agency relationships across state lines and permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law, subject to certain state provisions, including the establishment by states of a minimum age of their local banks subject to interstate acquisition of out-of-state bank holding companies. The minimum age of local banks subject to interstate acquisition is limited to a maximum of five years.

  The States of Alabama, Florida, and Texas, where the Corporation currently operates banking subsidiaries, each have laws relating specifically to acquisitions of banks, bank holding companies, and other types of financial institutions in those states by financial institutions that are based in, and not based in, those states. In 1995, the State of Alabama enacted an interstate banking act. In general, the Alabama statute implements the Interstate Act, specifying five years as the minimum age of banks which may be acquired and "opting into" interstate branching on May 31, 1997. Texas and Florida law currently permits out-of-state bank holding companies to acquire banks in Texas and Florida regardless of where the acquiror is based, subject to the satisfaction of various provisions of state law, including the requirement that the bank to be acquired has been in existence at least five years in Texas and two years in Florida.

  The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Banks which are not members of the Federal Reserve System are also subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

  In December, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, and the Savings Association Insurance Fund ("SAIF"), which insures certain of the Subsidiary Banks' deposits, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA established five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measures and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to the greater of 2 percent of total tangible assets or 65 percent of the minimum leverage ratio to be prescribed by regulation. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

  If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of five percent of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

  An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

  At June 30, 1996, the Subsidiary Banks were "well capitalized", and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

  FDICIA contains numerous other provisions, including new reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA requires the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) will pay a higher insurance assesment.

  The FDIC significantly reduced the insurance premiums it charges on bank deposits insured by the BIF to the statutory minimum of $2,000.00 annually for "well capitalized" banks, effective January 1, 1996. Premiums related to savings association deposits acquired by banks continued to be assessed at the rate of 23 cents to 31 cents per $100.00 of deposits. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law. DIFA is expected to reduce the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks to the same levels assessed for deposits insured by BIF.

  DIFA also provides for a special one-time assessment imposed on deposits insured by the SAIF, including such deposits held by banks, to recapitalize the SAIF to bring the SAIF up to statutory required levels. The one time assessment for the Corporation's Subsidiary Banks was in an aggregate amount of $7.6 million.

  DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to SAIF-insured deposits) to pay for the cost of Financing Corporation funding. Based on September 30, 1996 deposit levels, the Corporation currently estimates assessments will amount to approximately $1.9 million pre-tax in 1997.

THE SUBSIDIARY BANKS

  In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state banking regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

  Compass Bank, organized under the laws of the State of Alabama, is a member of the federal Reserve System. As such, it is supervised, regulated and regularly examined by the Alabama State Banking Department and the Federal Reserve. Compass Bank, Jacksonville, Florida is a Florida-chartered bank which is also a member of the Federal Reserve System. It is supervised, regulated and regularly examined by the Florida Department of Banking and Finance and the Federal Reserve. Compass Bank, Houston, Texas, is organized under the laws of the State of Texas and is a state bank that is not a member of the Federal Reserve System. The Texas bank is supervised, regulated and regularly examined by the Department of Banking of the State of Texas and the FDIC. The Subsidiary Banks, as participants in the BIF and the SAIF of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC.

  Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to 90 percent of annual net income until its surplus funds equal at least 20 percent of capital stock. Compass Bank has surplus in excess of this amount. Compass Bank, Houston, Texas, governed by the laws of the State of Texas, is, under certain circumstances, restricted in the declaration and payment of dividends to the extent that before declaring any dividends, it must transfer to its "certified surplus" accounts an amount not less than 10 percent of net profits earned since the last dividend was declared, except that there is no requirement for a transfer to certified surplus of a sum which would increase the certified surplus to more than the capital stock of the bank. Compass Bank, Jacksonville, Florida, governed by the laws of the State of Florida, may declare and pay dividends not to exceed the current period's net profits combined with the net retained profits of the previous two years--after charging off bad debts, depreciation, and other worthless assets and after making provision for reasonably anticipated future losses on loans and other assets--and may, with the approval of the Department of Banking and Finance of the State of Florida, declare quarterly, semiannual, or annual dividends, in any amounts deemed expedient by the board of directors, from retained net profits which accrued during the preceding two years; provided that, prior to declaring any dividend, the bank must carry 20 percent of its net profits for such preceding period as is covered by the dividend to its surplus fund until such surplus fund at least equals the amount of the bank's common stock and any preferred stock then issued and outstanding. Compass Bank, Jacksonville, Florida, may not declare any dividend at any time at which its net income from the current year combined with retained net income for the preceding two years is a loss or which would cause the capital accounts of the bank to fall below any written agreement with the Florida Department of Banking and Finance or any federal regulatory agency. Compass Bank, Jacksonville, Florida, has no such written agreements with the Florida Department of Banking and Finance or any federal regulatory agency concerning its dividends. As members of the Federal Reserve System, Compass Bank and Compass Bank, Jacksonville, Florida, are subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of net profits for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus.

  Federal law further provides that no insured depository institution may make any capital distribution, including a cash dividend, if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on their capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

  The Community Reinvestment Act of 1977 ("CRA") and the regulations of the Federal Reserve and the FDIC implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch or to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the bands involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

OTHER

  Other legislative and regulator proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the federal government, Congress and various state governments, including Alabama, Texas and Florida. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted accurately whether any of these proposals will be adopted or, if adopted, how these proposals will affect the Corporation or the Subsidiary Banks.

  The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and/or regulatory controls by the Commission, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc. is a discount brokerage service registered with the Commission and the National Association of Securities Dealers, Inc. and is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc. is a licensed insurance agent or broker for various insurance companies and is subject to reporting and licensing regulations of the Alabama Insurance Commission and various other states in which it conducts its business.

  References herein to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities-- Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be Wilmington Trust Company, as Property Trustee (the "Property Trustee") and as Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each Issuer is 15 South 20th Street, Birmingham, Alabama 35233 and its telephone number is (205) 933-3000.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "--Subordination". The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. See "Certain Regulatory Considerations--Dividends". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents;
(17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined below) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

  "Tax Event" means the receipt by an Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected,
(i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

    (iii) failure to observe or perform any other covenants contained in the indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default. In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures. In the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or the Property Trustee fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Property Trustee may annul such declaration and waive such default, provided all defaults have been cured and all payment obligations have been made current. Should the Property Trustee fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Related Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, and (iii) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  The Junior Subordinated Debentures will be subordinate in right of payment, to the extent set forth in the Indenture, to all Senior Debt (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

  As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debentures of any Series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Debt.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

TRUST EXPENSES

  Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debentures, the Corporation will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amounts of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Indenture" and "--Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the

Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular Issuer will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Preferred Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred

Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Related Preferred Securities during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

  The revenue of each Issuer available for distribution to holders of its Related Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred

Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then so required under applicable Federal Reserve capital guidelines or policies.

  Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation having received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, the Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Related Preferred Securities and Common Securities in liquidation of the Issuer.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) the depositary or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Issuer Trustee or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

  Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Related Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities of an Issuer, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of such Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

  "Liquidation Amount" means the stated amount per Trust Security of $25 (or such other stated amount as is set forth in the applicable Prospectus Supplement).

  "Tax Event" with respect to an Issuer means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Possible Tax Law Changes. On March 19, 1996, the Revenue Reconciliation Bill, the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If the proposed provision were to have applied to the Preferred Securities of any Series, the Corporation would have been unable to deduct interest on the Preferred Securities of such Series. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Preferred Securities. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Preferred Securities. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities, as described more fully herein.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities".

  If the Property Trustee gives a notice of redemption in respect of Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable Prospectus Supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $25 (or such other denomination as is specified in the applicable Prospectus Supplement). The Property Trustee shall promptly notify the Securities registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior

Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Preferred Securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the

Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be taxable as a corporation or affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States Federal income tax purposes.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions, including any payment of Redemption Price, in respect of a permanent Global Preferred Security representing any of such Preferred Securities immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, or if there shall have occurred and be continuing an event of default under the Indenture with respect to the Subordinated Debentures of such series, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual

Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, and integral multiples thereof that are the same as the denominations and multiples in which the Preferred Securities are issued.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States Federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred

Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Related Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "-- Status of the Guarantees". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities-- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the Related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by the Corporation under each Trust Agreement (the "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each Person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
       SUBORDINATED DEBENTURES, THE EXPENSE AGREEMENT AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts of such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUP-PLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURI-TIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEI-THER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLI-CATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Risk Factors..............................................................  S-5
Compass Trust I........................................................... S-11
The Corporation........................................................... S-11
Selected Consolidated Financial Data of Compass Bancshares, Inc. ......... S-13
Use of Proceeds........................................................... S-15
Capitalization............................................................ S-15
Accounting Treatment...................................................... S-17
Certain Terms of Series A Preferred Securities............................ S-17
Certain Terms of Series A Subordinated Debentures......................... S-19
Certain Terms of Series A Guarantee....................................... S-23
Certain Federal Income Tax Consequences................................... S-24
Underwriting.............................................................. S-28
Validity of Securities.................................................... S-29

                                   PROSPECTUS

Available Information.....................................................    4
Incorporation of Certain Documents by Reference...........................    5
The Corporation...........................................................    6
Supervision and Regulation................................................    9
The Issuers...............................................................   13
Use of Proceeds...........................................................   14
Description of Junior Subordinated Debentures.............................   14
Description of Preferred Securities.......................................   27
Book-Entry Issuance.......................................................   40
Description of Guarantees.................................................   42
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures, the Expense Agreement and the Guarantees........   45
Plan of Distribution......................................................   46
Validity of Securities....................................................   47
Experts...................................................................   47

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               PREFERRED SECURITIES

                                COMPASS TRUST I

                                        %
                             PREFERRED SECURITIES,
                                    SERIES A
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                            COMPASS BANCSHARES, INC.

                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------

                              GOLDMAN, SACHS & CO.

                           CREDIT SUISSE FIRST BOSTON

                      REPRESENTATIVES OF THE UNDERWRITERS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Registration fee under the Securities Act of 1933, as amended... $30,303.03
   Blue Sky fees and expenses (including counsel fees).............     *
   Fees of rating agencies.........................................     *
   Trustees' fee and expenses......................................     *
   Printing and engraving..........................................     *
   Accounting services.............................................     *
   Legal fees of Registrant's counsel..............................     *
   Miscellaneous...................................................     *
                                                                    ----------
     Total......................................................... $     *
                                                                    ==========

--------
* To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 17 of Article V of the Corporation's By-Laws provides in part as follows:

    Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.

  In addition, Article 8 of the Corporation's Restated Certificate of Incorporation, as amended, provides:

    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  In addition, the Corporation maintains a directors' and officers' liability insurance policy.

  Reference is made to the indemnity provisions in the Underwriting Agreement which is filed as Exhibit 1 to this Registration Statement.

  Under each Trust Agreement, the Corporation will agree to indemnify each of the Trustees of the Issuer with respect thereto or any predecessor Trustee for the Issuer, and to hold such Trustees harmless against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16. EXHIBITS.

 EXHIBIT
 -------
   1     Form of Underwriting Agreement*
   3(a)  Restated Certificate of Incorporation of the Corporation, incorporated by reference to the Corporation's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1982 (File No. 0-6032).
   3(b)  Certificate of Amendment to the Restated Certificate of Incorporation
          of the Corporation, incorporated by reference to Exhibit 3.2 to the
          Registration Statement on Form S-4, Registration No. 33-46086 (File
          No. 0-6032).
   3(c)  Certificate of Amendment to the Restated Certificate of Incorporation
          of the Corporation, incorporated by reference to Exhibit 3.1.2 to
          Post-Effective Amendment No. 1 to Registration Statement on Form S-4,
          Registration No. 33-10797 (File No. 0-6032)
   3(d)  Certificate of Amendment to the Restated Certificate of Incorporation
          of the Corporation, incorporated by reference to Exhibit 3(d) to
          Registration Statement on Form S-4, Registration No. 33-51919 (File
          No. 0-6032)
   3(e)  Certificate of Amendment to the Restated Certificate of Incorporation
          of the Corporation, incorporated by reference to Exhibit 3.5 to
          Registration Statement on Form S-4, Registration No. 33-55899 (File
          No. 0-6032)
   3(f)  By-laws of the Corporation, incorporated by reference to the
          Corporation's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1982 (File No. 0-6032).
   4(a)  Form of Junior Subordinated Indenture, dated as of January  , 1997, between The Company and Wilmington Trust Company, as Debenture
          Trustee*
   4(b)  Certificate of Trust of Compass Trust I
   4(c)  Trust Agreement of Compass Trust I
   4(d)  Certificate of Trust of Compass Trust II

 EXHIBIT
 -------
   4(e)  Trust Agreement of Compass Trust II*
   4(f)  Form of Amended and Restated Trust Agreement of Compass Trust I and
          II*
   4(g)  Form of Preferred Security Certificate for Compass Trust I and II
          (included as Exhibit D of Exhibit 4(f))*
   4(h)  Form of Guarantee Agreement for Compass Trust I and II*
   5(a)  Opinion of Balch & Bingham as to legality of the Junior Subordinated
          Debentures and the Guarantees to be issued by the Corporation*
   5(b)  Opinion of Richards, Layton & Finger as to legality of the Preferred
          Securities to be issued by Compass Trust I*
   5(c)  Opinion of Richards, Layton & Finger as to legality of the Preferred
          Securities to be issued by Compass Trust II*
   8     Opinion of Balch & Bingham as to certain federal income tax matters*
  12     Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibits 12 to the Corporation's Quarterly Report on
          Form 10-Q, filed for the quarterly period ended September 30, 1996
          (File No. 0-6032) and the Corporation's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1995 (File No. 0-6032).
  23(a)  Consent of KPMG Peat Marwick LLP
  23(b)  Consent of Balch & Bingham (included in 5(a))*
  23(c)  Consent of Richards, Layton & Finger (included in 5(b) and (c))*
  24     Power of Attorney
  25(a)  Form T-1 Statement of Eligibility of Wilmington Trust Company to act
          as trustee under the Junior Subordinated Indenture*
  25(b)  Form T-1 Statement of Eligibility of Wilmington Trust Company to act
          as trustee under the Amended and Restated Trust Agreement of Compass
          Trust I*
  25(c)  Form T-1 Statement of Eligibility of Wilmington Trust Company to act
          as trustee under the Amended and Restated Trust Agreement of Compass
          Trust II*
  25(d)  Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Preferred Securities of Compass Trust I*
  25(e)  Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Preferred Securities of Compass Trust II*

--------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned Registrants hereby also undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (5) that, for the purposes of determining any liability under the Securities
Act:

    (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registration pursuant to Rule 424(b)(1) or
  (4) or 487(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, COMPASS BANCSHARES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON THE 30TH DAY OF DECEMBER, 1996.

                                          Compass Bancshares, Inc.
                                           (Registrant)

                                                             *
                                          By: _________________________________
                                                    (D. Paul Jones, Jr.
                                             Chairman, Chief Executive Officer
                                                      and Treasurer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF DECEMBER, 1996.

              SIGNATURE                                   TITLE

                  *                       Chairman, Chief Executive Officer
-------------------------------------      (Principal Executive Officer),
        (D. PAUL JONES, JR.)               Treasurer & Director

                  *                       Chief Financial Officer (Principal
-------------------------------------      Financial Officer)
         (GARRETT R. HEGEL)

                  *                       Chief Accounting Officer and
-------------------------------------      Controller (Principal Accounting
          (MICHAEL A. BEAN)                Officer)

                  *                       Director
-------------------------------------
         (CHARLES W. DANIEL)

                  *                       Director
-------------------------------------
     (WILLIAM EUGENE DAVENPORT)

                  *                       Director
-------------------------------------
       (MARSHALL DURBIN, JR.)

                  *                       Director
-------------------------------------
        (TRANUM FITZPATRICK)

              SIGNATURE                                   TITLE

                  *                       Director
-------------------------------------
     (GEORGE W. HANSBERRY, M.D.)

                  *                       Director
-------------------------------------
           (JOHN S. STEIN)

                  *                       Director
-------------------------------------
         (ROBERT J. WRIGHT)
--------
* Daniel B. Graves hereby signs this Registration Statement on Form S-3 on December 30, 1996 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

/s/ Daniel B. Graves
-------------------------------------
(DANIEL B. GRAVES, ATTORNEY-IN-FACT)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COMPASS TRUST I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
AUTHORIZED, IN THE CITY OF BIRMINGHAM, AND STATE OF ALABAMA ON THE    DAY OF
DECEMBER, 1996.

                                          Compass Trust I

                                          By: Compass Bancshares, Inc., as
                                             Depositor

                                          By: /s/ Garrett R. Hegel
                                              _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COMPASS TRUST II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
AUTHORIZED, IN THE CITY OF BIRMINGHAM, AND STATE OF ALABAMA ON THE    DAY OF
DECEMBER, 1996.

                                          Compass Trust II

                                          By: Compass Bancshares, Inc., as
                                             Depositor

                                          By: /s/ Garrett R. Hegel
                                              _________________________________